EXHIBIT 10.3(b)

AMENDMENT TO THE
MANAGEMENT SERVICES AGREEMENT

This amendment (the “Amendment”) to the Management Services Agreement (the “Original Management Agreement”) is entered into as of 21 October, 2010 by and among SodaStream International Ltd., a company incorporated under the Laws of the State of Israel (the “Company”) and Fortissimo Capital Fund GP, L.P. (“Fortissimo”).

WHEREAS, the parties entered into that certain Original Management Agreement dated March 26, 2007, pursuant to which the Company appointed Fortissimo to carry out such Management Services (as such term is defined in the Original Management Agreement) in accordance with the terms and conditions set forth therein; and

WHEREAS, the Company is presently in the course of an initial public offering, foreseeing consummation of the offering; and

WHEREAS, the parties hereto desire to amend and terminate the Original Management Agreement in its entirety by entering into this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree hereby:

Termination of Original Management Agreement

1.	This amendment will be effective concurrently with the Closing of the Company’s 2010 Initial Public Offering on NASDAQ.

2.	The Company will make a one-time payment of €1.75 million to Fortissimo (the “Payment”) from the proceeds of the public offering as consideration for terminating the Original Management Agreement.

3.
Upon the receipt of the Payment, (i) the Original Management Agreement is hereby terminated, (ii) Fortissimo confirms that such Payment constitutes the full and final settlement of all amounts owed to it by the Company, subject to the payment of management fee accrued during 2010 up to the consummation of the initial public offering, and (iii) each of the parties hereby knowingly, irrevocably and unconditionally confirms to the other party that it has received all of the consideration to which it is or was entitled to pursuant to the Original Management Agreement.

4.
Other than any director fees payable to the directors affiliated with Fortissimo, no other compensation will be paid by the Company to Fortissimo following the consummation of the Company’s Initial Public Offering.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their proper and duly authorized representatives on the date first set forth above.

SodaStream International Ltd.		Fortissimo Capital Fund GP, L.P.
By: Fortissimo Capital (GP) Management Ltd.

By:	/s/ Eyal Shohat	By:	/s/ Yuval Cohen
Name: Eyal Shohat		Name: Yuval Cohen
Title: General Counsel		Title: CEO & Director